UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive office)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)


Item 7. Financial Statements and Exhibit

        (c) Exhibit

                    99.1        Press Release of Provident Financial Holdings, Inc. on April 24, 2003.

Item 9. Regulation FD Disclosure

On April 24, 2003, Provident Financial Holdings, Inc. issued its earnings release for the third quarter ended March 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2003                            Provident Financial Holdings, Inc.

                                                            /s/ Craig G. Blunden

                                                           Craig G. Blunden
                                                           Chairman, President and Chief Executive Officer
                                                           (Principal Executive Officer)

                                                            /s/ Donavon P. Ternes

                                                            Donavon P. Ternes
                                                            Chief Financial Officer
                                                            (Principal Financial and Accounting Officer)


Exhibit 99.1


Provident Financial Holdings, Inc.
3756 Central Avenue                                                                  Contacts:
Riverside, CA 92506                                                                   Craig G. Blunden, CEO
(909) 686- 6060                                                                          Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC. REPORTS
RECORD THIRD QUARTER RESULTS

        Riverside, California, April 24, 2003- Provident Financial Holdings, Inc. (NASDAQ/PROV), the holding company for Provident Savings Bank, FSB, today announced record earnings (see Note 1) for the third quarter of fiscal 2003. Net income totaled $4.59 million, an increase of 130 percent from net income of $2.00 million for the third quarter of fiscal 2002; and diluted earnings per share for the third quarter of fiscal 2003 increased 55 cents, or 149 percent, to 92 cents from 37 cents for the third quarter of fiscal 2002. Return on average assets for the third quarter of fiscal 2003 was 1.56 percent, as compared to 0.76 percent for the same period of fiscal 2002. Return on average stockholders' equity for the third quarter of fiscal 2003 was 18.34 percent, as compared to 7.88 percent in the comparable period of fiscal 2002.

    On a sequential quarter basis, net income increased $699,000, or 18 percent, from $3.89 million in the second quarter of fiscal 2003; and diluted earnings per share increased 16 cents, or 21 percent, from 76 cents in the second quarter of fiscal 2003. Return on average assets increased 20 basis points to 1.56 percent from 1.36 percent in the second quarter of fiscal 2003, while return on average equity increased 304 basis points to 18.34 percent from 15.30 percent in the second quarter of fiscal 2003.

        For the nine months ended March 31, 2003, net income totaled $12.17 million, an increase of 82 percent from net income of $6.68 million for the nine months ended March 31, 2002; and diluted earnings per share for the nine months of fiscal 2003 increased

$1.13, or 92 percent, to $2.36 from $1.23 for the comparable period of fiscal 2002. Return on average assets for the nine months ended March 31, 2003 was 1.46 percent as compared to 0.83 percent for the nine-month period a year earlier, an increase of 63 basis points. Return on average stockholders' equity for the nine months ended March 31, 2003 was 15.94 percent as compared to 8.92 percent for the nine-month period a year earlier, an increase of 702 basis points.

        Net interest income after provision for loan losses increased $1.63 million to $7.96 million in the third quarter of fiscal 2003 from $6.33 million for the same period in fiscal 2002; non-interest income increased $3.02 million to $6.70 million in the third quarter of fiscal 2003 from $3.68 million in the comparable period of fiscal 2002; and non-interest expense increased $389,000 to $6.98 million in the third quarter of fiscal 2003 from $6.59 million in the comparable period in fiscal 2002.

        The average balance of loans outstanding increased by $103.9 million to $767.6 million in the third quarter of fiscal 2003 from $663.7 million for the same quarter of fiscal 2002, while the average yield decreased by 75 basis points to 6.49 percent in the third quarter of fiscal 2003 from an average yield of 7.24 percent for the same quarter of fiscal 2002. Total portfolio loan originations (including purchased loans) in the third quarter of fiscal 2003 were $117.8 million, which consisted primarily of single-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $89.4 million in the third quarter of fiscal 2002. The outstanding balance of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $42.1 million, or 27 percent, to $198.6 million at March 31, 2003 from $156.5 million at March 31, 2002 and now comprise 28 percent of portfolio loans, up from 27 percent at March 31, 2002. Loan prepayments in the third quarter of fiscal 2003 were $89.0 million, down 10 percent from $98.7 million in the same quarter of fiscal 2002.

        The average balance of deposits increased by $30.4 million to $726.7 million and the average cost of deposits decreased by 95 basis points to 2.17 percent in the third quarter of fiscal 2003, as compared to the average balance of $696.3 million and an average cost of 3.12 percent in the same quarter last year. Total transaction account balances increased by $104.8 million, or 32 percent, to $431.7 million at March 31, 2003 from $326.9 million at March 31, 2002; while total time deposits decreased $56.9 million, or 15 percent, to $311.2 million at March 31, 2003 from $368.1 million at March 31, 2002.

        The average balance of FHLB advances increased by $76.8 million to $305.5 million and the average cost of advances decreased 228 basis points to 3.94 percent in the third quarter of fiscal 2003, as compared to the average balance of $228.7 million and an average cost of 6.22 percent in the same quarter of fiscal 2002. The decrease in the average cost of the FHLB advances was primarily a result of the use of overnight advances with an average balance of $95.1 million and an average cost of 1.37 percent in the third quarter of fiscal 2003 as compared to no overnight advances in the same quarter of fiscal 2002.

        The net interest margin during the third quarter of fiscal 2003 increased to 2.96 percent as compared to 2.59 percent during the same quarter last year, an improvement of 37 basis points. On a sequential quarter basis, the net interest margin in the third quarter of fiscal 2003 increased 3 basis points from 2.93 percent in the second quarter of fiscal

2003. For the nine months ended March 31, 2003, the net interest margin increased to 2.94 percent as compared to 2.59 percent during the same period last year.

        During the third quarter of fiscal 2003, the loan loss provision was $205,000 as compared to $129,000 during the same period of fiscal 2002. The increased provision was recorded as a result of the sequential quarter growth in the loan portfolio, the higher percentage of "preferred loans" in the loan portfolio and the downgrade in classification of two construction loans totaling $1.0 million.

        The increase in non-interest income in the third quarter of fiscal 2003 as compared to the same period of fiscal 2002 was primarily the result of an increase in the gain on sale of loans and an increase in the gain on sale of investment securities. The gain on sale of loans increased $2.6 million, or 113 percent, to $4.9 million, primarily attributable to a higher average loan sale margin (1.42 percent vs. 0.89 percent) and a higher volume of loans originated for sale ($302.2 million vs. $269.1 million). The gain on sale of investment securities increased to $428,000 from $21,000 in the third quarter of fiscal 2002 as a result of the sale of $15.4 million of mortgage-backed securities and $4.0 million of agency securities.

        In the third quarter of fiscal 2003, the net impact of derivative financial instruments (Statement of Financial Accounting Standards No. 133) on the consolidated statement of operations was a gain of $208,000 compared to a gain of $63,000 in the same period last year.

        Non-interest expense for the third quarter of fiscal 2003 increased $389,000 to $7.0 million, as compared to $6.6 million for the same quarter in fiscal 2002. The higher non-interest expense was primarily the result of the costs associated with increased loan production volume in the Mortgage Banking Division. This is reflected in increased commissions and loan production incentives in the third quarter of fiscal 2003, which were $534,000 higher than the same period in fiscal 2002.

        The Corporation's efficiency ratio for the third quarter of fiscal 2003 improved to 47 percent compared to 65 percent in the third quarter of 2002, a result of the increase in revenue which significantly outpaced the increase in non-interest expense. For the nine months ended March 31, 2003 the efficiency ratio improved to 49 percent from 63 percent during the same period in 2002.

        Non-performing assets declined to $1.0 million, or 0.09 percent of total assets, at March 31, 2003, as compared to $3.0 million, or 0.29 percent of total assets, at March 31, 2002. The allowance for loan losses was $7.4 million at March 31, 2003, or 1.04 percent of gross loans held for investment as compared to $6.5 million, or 1.08 percent of gross loans held for investment, at March 31, 2002.

        "We continue to effectively execute our operating strategy in a very favorable mortgage banking environment. However, our mortgage banking results make it easy to overlook the fundamental improvements that we have made in our community banking business. Our net interest income has improved significantly, the result of solid growth in interest earning assets and an improved net interest margin in comparison to last year. Our transaction account (core deposits) growth has been exceptional and non-interest expenses have been held in check," commented Craig G. Blunden, Chairman, President and Chief Executive Officer.

        During the quarter the Corporation repurchased 151,800 shares of its common stock at an average price of $27.89 per share for a total cost of $4.2 million. Currently,

there are 110,800 shares remaining under the existing 10 percent share repurchase authorization.

        Provident Savings Bank, FSB currently operates 11 retail/business banking offices in Riverside County and San Bernardino County along with nine Provident Bank Mortgage loan production offices located throughout Southern California.

        The Corporation will host a conference call for institutional investors and bank analysts on Friday, April 25, 2003 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (888) 273-9885 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, May 2, 2003 by dialing (800) 475-6701 and referencing access code number 679549.

Note 1: The record high earnings and the record high diluted earnings per share for the current quarter is determined by comparing current earnings to prior quarters' earnings, excluding the non-recurring property gain of $3.57 million (net of taxes) reported in the fourth quarter of fiscal 1999.

Forward-Looking Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Corporation operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Corporation's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Corporation's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Corporation's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited- In Thousands)
	March 31, 2003	June 30, 2002
Assets
Cash	$ 32,276	$ 27,700
Investment securities- held to maturity
(fair value $107,533 and $157,705, respectively) .	107,137	157,122
Investment securities- available for sale at fair value	202,086	114,826
Loans held for investment, net of allowance for loan losses of
$7,350 and $6,579, respectively	701,908	593,554
Loans held for sale, at lower of cost or market	6,367	1,747
Receivable from sale of loans	82,923	67,241
Accrued interest receivable	5,633	5,591
Real estate held for investment, net	10,783	11,150
Real estate owned, net	228	313
Federal Home Loan Bank stock	18,352	13,000
Premises and equipment, net	8,013	8,119
Prepaid expenses and other assets	6,433	4,955

Total assets	$ 1,182,139	$ 1,005,318

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 40,855	$ 31,076
Interest bearing deposits	701,978	646,372
Total deposits	742,833	677,448

Borrowings	312,945	202,466
Accounts payable, accrued interest and other liabilities	24,992	22,373
Total liabilities	1,080,770	902,287

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 7,814,040 and 7,712,515 shares, respectively; outstanding 4,968,894 and 5,463,199 shares, respectively)	78	77
Additional paid-in capital	53,858	52,178
Retained earnings.	94,192	82,805
Treasury stock at cost (2,845,146 and 2,249,316 shares, respectively)	(45,349)	(30,027)
Unearned stock compensation	(2,568)	(2,866)
Accumulated other comprehensive income, net of tax	1,158	864

Total stockholders' equity	101,369	103,031

Total liabilities and stockholders' equity	$ 1,182,139	$ 1,005,318

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended		Nine months Ended
	March 31,		March 31,
	2003	2002	2003	2002
Interest income:
Loans receivable, net	$ 12,450	$ 12,015	$ 36,655	$ 39,570
Investment securities	2,346	2,704	7,503	9,339
FHLB stock	234	196	627	579
Interest earning deposits	1	408	10	1,220
Total interest income	15,031	15,323	44,795	50,708

Interest expense:
Checking and money market deposits	367	509	1,183	1,951
Savings deposits	1,080	750	3,004	2,330
Time deposits	2,447	4,096	8,413	14,930
Borrowings	2,968	3,506	9,120	11,573
Total interest expense	6,862	8,861	21,720	30,784

Net interest income	8,169	6,462	23,075	19,924
Provision for loan losses	205	129	970	375
Net interest income after provision for loan losses	7,964	6,333	22,105	19,549

Non-interest income
Loan servicing and other fees	363	538	1,323	1,578
Gain on sale of loans, net	4,935	2,285	13,954	7,414
Real estate operations, net	177	181	529	472
Deposit account fees	438	416	1,312	1,219
Gain on sale of investment securities	428	21	694	154
Other	359	242	1,185	875
Total non-interest income	6,700	3,683	18,997	11,712

Non-interest expense
Salaries and employee benefits	4,557	4,256	13,394	12,408
Premises and occupancy	606	559	1,860	1,646
Equipment	556	553	1,516	1,668
Professional expenses	157	172	513	534
Sales and marketing expenses	203	109	651	555
Other	901	942	2,822	2,993
Total non-interest expense	6,980	6,591	20,756	19,804

Income before taxes	7,684	3,425	20,346	11,457
Provision for income taxes	3,096	1,428	8,175	4,776
Net income	$ 4,588	$ 1,997	$ 12,171	$ 6,681

Basic earnings per share	$ 0.99	$ 0.39	$ 2.54	$ 1.29
Diluted earnings per share	$ 0.92	$ 0.37	$ 2.36	$ 1.23
Cash dividends per share	$ 0.05	-	$ 0.15	-

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations- Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended
	March 31,	December 31,
	2003	2002
Interest income:
Loans receivable, net	$ 12,450	$ 12,471
Investment securities	2,346	2,478
FHLB stock	234	201
Interest-earning deposits	1	3
Total interest income	15,031	15,153

Interest expense:
Checking and money market deposits	367	380
Savings deposits	1,080	993
Time deposits	2,447	2,810
Borrowings	2,968	3,135
Total interest expense	6,862	7,318

Net interest income	8,169	7,835
Provision for loan losses	205	565
Net interest income after provision for loan losses	7,964	7,270

Non-interest income:
Loan servicing and other fees	363	471
Gain on sale of loans, net	4,935	4,909
Real estate operations, net	177	144
Deposit account fees	438	431
Gain on sale of investment securities	428	-
Other	359	281
Total non-interest income	6,700	6,236

Non-interest expense:
Salaries and employee benefits	4,557	4,560
Premises and occupancy	606	637
Equipment	556	470
Professional expenses	157	189
Sales and marketing expenses	203	216
Other	901	1,009
Total non-interest expense	6,980	7,081

Income before taxes	7,684	6,425
Provision for income taxes	3,096	2,536
Net income	$ 4,588	$ 3,889

Basic earnings per share	$ 0.99	$ 0.82
Diluted earnings per share	$ 0.92	$ 0.76
Cash dividends per share	$ 0.05	$ 0.05

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended March 31,		Nine months Ended March 31,
	2003	2002	2003	2002
SELECTED FINANCIAL RATIOS:
Return on average assets	1.56%	0.76%	1.46%	0.83%
Return on average stockholders' equity	18.34%	7.88%	15.94%	8.92%
Stockholders' equity to total assets	8.58%	9.77%	8.58%	9.77%
Net interest spread	2.75%	2.26%	2.73%	2.29%
Net interest margin	2.96%	2.59%	2.94%	2.59%
Efficiency ratio	46.94%	64.97%	49.33%	62.60%
Average interest earning assets to average
interest bearing liabilities	106.83%	107.88%	107.53%	107.54%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.99	$ 0.39	$ 2.54	$ 1.29
Diluted earnings per share	$ 0.92	$ 0.37	$ 2.36	$ 1.23
Book value per share	$ 20.40	$ 18.30	$ 20.40	$ 18.30
Shares used for basic EPS computation	4,624,092	5,123,959	4,789,298	5,148,137
Shares used for diluted EPS computation	4,982,031	5,395,321	5,162,126	5,396,282
Total shares issued and outstanding	4,968,894	5,560,699	4,968,894	5,560,699

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.11%	0.27%
Non-performing assets to total assets	0.09%	0.29%
Allowance for loan losses to non-performing loans	943.52%	403.56%
Allowance for loan losses to gross loans held for
investments	1.04%	1.08%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.63%	8.46%
Tier 1 (core) capital ratio	6.63%	8.46%
Total risk-based capital ratio	13.50%	17.32%
Tier 1 risk-based capital ratio	12.39%	16.16%

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of March 31,
	2003		2002
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government agency securities	$ 104,254	2.87%	$ 110,210	5.36%
U.S. government mortgage-backed securities	8	15.28%	10	22.20%
Corporate bonds	2,775	7.09%	2,758	7.18%
Time deposits at other banks	100	1.19%	-	-
Total investment securities held to maturity	107,137	2.98%	112,978	5.41%

Available for sale (at fair value):
U.S. government agency securities	36,991	2.74%	59,438	3.62%
U.S. government agency mortgage-backed securities	155,379	4.30%	47,673	4.99%
Collateralized mortgage obligations	9,053	4.45%	-	-
Freddie Mac common stock	637		1,141
Fannie Mae common stock	26		31
Total investment securities available for sale	202,086	4.01%	108,283	4.18%
Total investment securities	$ 309,223	3.65%	$ 221,261	4.81%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 493,664	5.93%	$ 413,055	6.89%
Multi-family (5 or more units)	47,260	5.98%	35,499	6.63%
Commercial real estate	84,878	6.84%	57,179	7.45%
Construction	91,760	6.22%	90,114	7.78%
Commercial business	22,980	7.48%	24,833	7.39%
Consumer	11,253	8.00%	22,341	8.21%
Other	5,386	7.64%	2,953	8.45%
Total loans held for investment	757,181	6.16%	645,974	7.12%

Undisbursed loan funds	(48,311)		(51,122)
Deferred loan fees	388		143
Unearned discounts	-		(14)
Allowance for loan losses	(7,350)		(5,746)
Total loans held for investment, net	$ 701,908		$ 589,235

Purchased loans serviced by others included above	$ 46,143	6.56%	$ 35,410	7.44%

DEPOSITS :
Checking accounts- non-interest bearing	$ 40,855		$ 29,471
Checking accounts- interest bearing	99,752	0.77%	97,507	0.78%
Savings accounts	243,699	1.88%	148,924	2.20%
Money market accounts	47,349	1.48%	50,952	2.12%
Time deposits	311,178	2.98%	368,105	4.19%
Total deposits	$ 742,833	2.06%	$ 694,959	2.95%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of March 31,
	2003		2002
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 102,000	1.44%	$ .
Six month or less	2,000	7.45%	36,000	7.05%
Over six months to one year	18,031	5.78%	51,500	6.42%
Over one year to two years	25,000	5.92%	20,031	5.94%
Over two years to three years	27,000	4.33%	25,000	5.92%
Over three years to four years	-	-	15,000	5.84%
Over four years to five years	52,000	3.81%	-	-
Over five years	86,914	5.39%	74,941	5.73%
Total borrowings	$ 312,945	3.83%	$ 222,472	6.15%

	Quarter Ended		Nine months Ended
	March 31,		March 31,
	2003	2002	2003	2002
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 767,646	$ 663,655	$ 730,527	$ 708,053
Investment securities	316,573	223,135	298,225	229,074
FHLB stock	18,139	14,873	15,536	15,516
Interest earning deposits	301	96,330	929	72,391
Total interest earning assets	$1,102,659	$ 997,993	$1,045,217	$1,025,034

Deposits	$ 726,658	$ 696,321	$ 707,064	$ 707,123
Borrowings	305,522	228,736	264,974	245,060
Total interest bearing liabilities	$1,032,180	$ 925,057	$ 972,038	$ 952,183

	Quarter Ended		Nine months Ended
	March 31,		March 31,
	2003	2002	2003	2002
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.49%	7.24%	6.69%	7.45%
Investment securities	2.96%	4.85%	3.35%	5.44%
FHLB stock	5.16%	5.27%	5.38%	4.98%
Interest earning deposits	1.33%	1.69%	1.44%	2.25%
Total interest earning assets	5.45%	6.14%	5.71%	6.60%

Deposits	2.17%	3.12%	2.37%	3.62%
Borrowings	3.94%	6.22%	4.58%	6.29%
Total interest bearing liabilities	2.70%	3.88%	2.98%	4.31%
(1)     Includes loans held for sale.

Note: The interest rate/yield described in the rate/yield column is the weighted-average interest rate/yield of all instruments, which are included in the balance of the respective line item.